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                                                                      EXHIBIT 99
                          CITIZENS BANKING CORPORATION
                        STOCK OPTION PLAN FOR DIRECTORS


                            I.   GENERAL PROVISIONS


         1.1 PURPOSE. The purpose of the Citizens Banking Corporation Stock Option Plan for Directors ("Plan") is to promote the best interests of the Corporation and its shareholders by attracting and motivating highly qualified individuals to serve as Nonemployee Directors of the Corporation and to encourage such Nonemployee Directors to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders.

         1.2 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

         (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option.

         (b)     "BOARD" means the Board of Directors of the Corporation.

         (c) "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) if any "person," together with all of such person's "affiliates" and "associates" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and Rule 12b-2 promulgated under the Exchange Act), or group of persons acting in concert, other than the Corporation, a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Corporation or a Subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities ordinarily having the right to vote in the election of directors, provided that a person shall not be deemed the beneficial owner of shares such person has the right to vote solely as a result of the receipt of a revocable proxy or proxies given in response to a public solicitation made in accordance with the applicable rules of the Exchange Act and provided further that the acquisition of 20% or more of such securities is not approved by the Corporation's Board of Directors; or (ii) a liquidation or dissolution of the Corporation, sale of substantially all of the assets of the Corporation, or a merger, consolidation or combination in which the Corporation is not the survivor; or (iii) the addition of new members to the Board within any consecutive 24-month period, which members constitute a majority of the Board unless a majority of the Board consists of (aa) incumbent members of the Board in office prior to the commencement of such 24-month period, plus (bb) new members who were recommended or appointed by a majority of the incumbent directors in office immediately prior to the addition of such new members to the Board.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
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         (e)     "COMMITTEE" means the Compensation and Benefits Committee of the Corporation, which shall be comprised of two or more disinterested members of the Board, as defined in Rule 16b-3.

         (f) "COMMON STOCK" means shares of the Corporation's authorized Common Stock.

         (g) "CORPORATION" means Citizens Banking Corporation, a Michigan corporation.

         (h) "DIRECTOR" means a member of the Board of Directors of the Corporation.

         (i) "DISABILITY" means a total and permanent disability, as defined in Code Section 22(e).

         (j)     "EFFECTIVE DATE" means January 20, 1995.

         (k) "EMPLOYEE" means a salaried employee of the Corporation or its Subsidiaries, who has an "employment relationship" with the Corporation or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation or its subsidiaries.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

         (m) "EXPIRATION DATE" means the date set forth in the Agreement relating to an Option or which the right to exercise such Option shall expire absent a termination of the Participant's term of office as a Nonemployee Director. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the fifth anniversary of its Grant Date.

         (n) "FAIR MARKET VALUE" means, for purposes of determining the value of Common Stock on the Grant Date, the average of the NASDAQ high and low prices of Common Stock transactions as reported in The Wall Street Journal for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means the average of the NASDAQ high and low prices of such Common Stock on the last date preceding the exercise on which there were Common Stock transactions, as reported in The Wall Street Journal.

         (o) "GRANT DATE" means the date on which an Option is awarded pursuant to Article II.

         (p)     "NONEMPLOYEE DIRECTOR" means a Director who is not an Employee.





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         (q)     "NONQUALIFIED STOCK OPTION" means an Option that is not
intended to meet the requirements of Section 422 of the Code.

         (r) "OPTION" means a Nonqualified Stock Option to purchase Common Stock granted under this Plan.

         (s) "PARTICIPANT" means each Nonemployee Director of the Corporation serving from time to time, who automatically receives Option grants hereunder.

         (t) "PLAN" means the Citizens Banking Corporation Stock Option Plan for Directors, the terms of which are set forth herein, and any amendments hereto.

         (u) "RETIREMENT" means retirement in accordance with the Corporation's Retirement Policy for Directors.

         (v) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

         (w)     "SUBSIDIARY" means a corporation defined in Code Section
424(f).

         1.3 ADMINISTRATION. To the extent permitted by Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option granted under the Plan shall be final and binding upon all Participants.

         1.4 STOCK. The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 200,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV. Shares subject to any unexercised portion of a terminated, forfeited, cancelled or expired Option granted hereunder shall be available for subsequent grants under the Plan to the extent permitted under Rule 16b-3.

         1.5 AGREEMENT. No person shall have any rights under any grant made pursuant to the Plan unless and until the Corporation and the recipient of the grant have executed and delivered an Agreement expressly granting benefits to such person pursuant to the Plan and containing the provisions required under the Plan to be set forth in the Agreement. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.





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                        II.  STOCK OPTIONS FOR DIRECTORS


         2.1     AUTOMATIC GRANTS OF OPTIONS TO NONEMPLOYEE DIRECTORS.

         (A) ELIGIBILITY. All Nonemployee Directors of the Corporation, who have been elected by the shareholders at an Annual Meeting or who have been appointed to fill a vacancy on the Board and are serving on the Board immediately after an Annual Meeting shall automatically participate hereunder. Options shall be granted annually to all Nonemployee Directors who (i) are elected to serve at that Annual Meeting, or (ii) who are serving in the capacity of a Nonemployee Director immediately following a subsequent Annual Meeting. A Nonemployee Director who is elected or appointed to fill a vacancy shall be eligible to receive an Option as of the next Annual Meeting; provided that such individual is still serving as a Nonemployee Director immediately following the Annual Meeting.

         (B) ANNUAL GRANTS. On the date of each Annual Meeting, Nonemployee Directors who meet the eligibility requirements in paragraph (a) above, shall receive a grant to purchase 1,000 shares of the Corporation's Common Stock, to be exercised within five years from the Grant Date. The grant shall be automatic and nondiscretionary. Each Option to Nonemployee Directors shall be evidenced by a form of Agreement for Nonemployee Directors in accordance with the terms of the Plan. An Option granted to a Nonemployee Director shall be exercisable in full six months following the Grant Date. Notwithstanding the foregoing, any outstanding Option granted to a Nonemployee Director automatically shall become vested in full upon the date of the Nonemployee Director's retirement.

         (C) NO DISCRETION. Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of grants made to Nonemployee Director pursuant to this Article II, except to the extent such discretion would not result in the grant or the Plan failing to qualify for the disinterested Director exemption provided under Rule 16b-3.

         2.2     OPTION AGREEMENT.  Each Option granted pursuant to this
Article II shall be evidenced by an Agreement that shall specify the exercise price, the term of the Option, date or dates on which the Option becomes exercisable, the number of shares to which the Option relates, and other such provisions as the Committee shall determine.

         2.3 OPTION PRICE. The purchase price per share of Common Stock for an Option granted pursuant to this Article II shall be equal to the Fair Market Value per share of Common Stock on the Grant Date.

         2.4 DURATION OF OPTIONS. The Expiration Date of each Option granted pursuant to this Article II shall be the fifth anniversary of its Grant Date.





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         2.5     EXERCISE OF SHARES SUBJECT TO OPTION.  Options granted under this Article II shall become exercisable six months following the Grant Date of each Option. Once exercisable, such Options may be exercised at any time and from time to time until the Expiration Date of such Options, unless earlier terminated pursuant to Article 3.

         2.6 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full at the time of exercise in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by delivery to the Corporation of previously-acquired shares of the Corporation's Common Stock with a Fair Market Values (determined on the last trading date immediately preceding the date of exercise) equal to the exercise price; or (d) by any combination of the foregoing.


                               III.  TERMINATION


         3.1 PRIOR TO EXERCISABILITY. Except as provided in Section 2.1(b) for Retirement, if a Participant's term of office as a Nonemployee Director is terminated for any reason prior to the date that an Option or a portion thereof first becomes exercisable, such Option or portion thereof shall terminate and all rights thereunder shall cease.

         3.2 AFTER EXERCISABILITY. To the extent an Option is exercisable and unexercised on the date a Participant's term of office as a Nonemployee Director is terminated for any reason, the Option shall terminate on the earlier of (i) the Expiration Date of the Option, or (ii) three months after such Participant's termination; provided, however, that the exercise period in clause (ii) shall be extended to one year after termination if the termination is due to the Participant's death, Disability or Retirement.

         3.3 POST-TERMINATION EXERCISE. During the period from the Participant's termination of services as a Nonemployee Director until the termination of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's termination.


                     IV.  ADJUSTMENTS AND CHANGE IN CONTROL


         4.1     ADJUSTMENTS.

         (a) The total amount of Common Stock for which Options may be granted under the Plan, and the number of shares subject to any such grants (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in





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the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

         (b) The foregoing adjustments shall be made by the Committee. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option.

         4.2 CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, upon a Change in Control, any outstanding Option granted hereunder immediately shall become exercisable in full.


                               V.  MISCELLANEOUS


         5.1 PARTIAL EXERCISE. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan.

         5.2 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option as may be required to satisfy the requirements of Rule 16b-3.

         5.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option until and only to the extent that the Option is exercised.

         5.4 NON-ASSIGNABILITY. Except as set forth below, no Option shall be transferable by a Participant except by will or the laws of descent and distribution and during the lifetime of a Participant, an Option shall be exercised only by the Participant. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, an Option may be transferred by a Participant to a living trust of which the Participant is the grantor and beneficiary during this lifetime, if such transfer shall not be deemed to constitute a change in beneficial ownership. No transfer of an Option by will or the laws of descent and distribution (or to a living trust as applicable) shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will (or trust) or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.





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         5.5     SECURITIES LAWS.

         (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange commission promulgated thereunder or those of the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

         (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) required by the NASDAQ Stock Market (including, without limitation, with respect to securities traded on the NASDAQ National Market or the NASDAQ Small Cap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         5.6     TERMINATION AND AMENDMENT.

         (a) The Board may terminate the Plan, or the granting of Options under the Plan, at any time. No new grants shall be made under the Plan after January 19, 2005.

         (b) The Board may amend or modify the Plan at any time and from time to time, but, unless otherwise permitted under Rule 16b-3 without shareholder approval, no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the amount of Common Stock for which grants may be made under the Plan, except as permitted under Sections 1.4 and 4.1, or (iii) change the provisions relating to the eligibility of individuals to whom grants may be made under the Plan. Unless otherwise permitted under Rule 16b-3, this Plan shall not be amended more than once in any six month period other than to comply with changes in the Code.

         (c) No amendment, modification or termination of the Plan shall adversely affect any Option granted under the Plan without the consent of the Participant holding the Option.





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         5.7     EFFECT ON SERVICES.  Neither the adoption of the Plan nor the granting of any Option pursuant to the Plan shall be deemed to create any right in any individual to be retained as a Nonemployee Director.

         5.8 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

         5.9 APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Corporation present and entitled to vote at a meeting of shareholders of the Corporation held within 12 months after adoption of the Plan by the Board. Any Option granted under the Plan prior to such shareholder approval, shall be conditioned upon receipt of such approval, and may not be exercised in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan shall be rescinded, and any Options granted under the Plan shall be void retroactive to the Grant Date.

THIS DIRECTORS' STOCK OPTION PLAN is hereby executed on this 18th day of April, 1995.


                                   CITIZENS BANKING CORPORATION



                                   By:   /s/ Charles R. Weeks
                                      ------------------------------------------
                                            Charles R. Weeks
                                   Its:     Chairman and Chief Executive Officer


                 BOARD APPROVAL:  1/20/95

         SHAREHOLDER APPROVAL:    4/18/95





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